Exhibit 99.1
------------


                             UNITED-GUARDIAN REPORTS
                              THIRD QUARTER RESULTS


Hauppauge, NY, November 8, 2005 - United-Guardian, Inc. (AMEX:UG) reported today that revenue and net income for the nine month period ended September 30, 2005 increased 8.0% over the comparable period in 2004, with sales increasing from $8,977,454 to $9,697,066, and net income increasing from $2,081,260 ($.42 per share) to $2,242,501 ($.45 per share). For the 3-month period ended September 30th sales increased from $2,987,383 to $3,049,494, and net income increased from $699,096 ($.14 per share) to $775,716 ($.16 per share), an increase of 11%.

"In addition to expanding our product development work into some new areas, such as a new chlorine-based disinfectant, we are continuing to expand the market for our existing products, in particular our extensive Lubrajel(R) line of water-based moisturizing and lubricating gels", stated Ken Globus, President of United-Guardian. "We are also working with a consultant to assist us in anticipating new product trends so that we can continue to be proactive in providing new and innovative products for the personal care market".

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.



                                                   Contact:   Robert S. Rubinger
                                                              Public Relations
                                                              (631) 273-0900


NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

                  RESULTS FOR THE NINE AND THREE MONTHS ENDED
                   SEPTEMBER 30, 2005 and SEPTEMBER 30, 2004

                                                 9 Months Ended                         3 Months Ended
                                                  September 30,                          September 30,
                                            2005              2004                   2005             2004
                                            ----              ----                   ----             ----
Revenue:                               $ 9,697,066       $ 8,977,454            $ 3,049,494       $ 2,987,383

Costs and expenses:                      6,293,665         5,899,444              1,926,766         1,953,142
                                         ---------         ---------              ---------         ---------
        Income from operations           3,403,401         3,078,010              1,122,728         1,034,241

Other income                               121,400           160,250                 74,388            53,855
                                         ---------         ---------              ---------         ---------        ------
        Income before income taxes       3,524,801         3,238,260              1,197,116         1,088,096

Provision for income taxes               1,282,300         1,157,000                421,400           389,000
                                         ---------         ----------              --------         ---------
        Net income                     $ 2,242,501       $ 2,081,260            $   775,716        $  699,096
                                         =========         =========               ========         =========
Earnings per share (Basic and Diluted) $      0.45       $      0.42            $      0.16        $     0.14
                                         ==========        =========               ========         =========

Additional financial information can be found at the company's web site at www.u-g.com.